EXHIBIT 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD. ANNOUNCES CHANGES TO EXECUTIVE MANAGEMENT TEAM

David R. LaVance Named Chairman, President and Chief Executive Officer and
Thomas S. Gifford Named Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

LITTLE RIVER, S.C., June 22, 2011 – Integrated Environmental Technologies, Ltd. (OTC Bulletin Board: IEVM), announced today that, effective June 16, 2011, David R. LaVance, the Company’s Executive Chairman, was named the Company’s Chairman, President and Chief Executive Officer and Thomas S. Gifford, the Company’s Chief Financial Officer, was named the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary.  In connection with the appointments, Mr. LaVance resigned as the Company’s Executive Chairman.  Mr. LaVance and Mr. Gifford replaced William E. Prince, the Company’s former Chairman, President and Chief Executive Officer, and Marion C. Sofield, the Company’s former Executive Vice President of Operations and Secretary.  The employment of each of Mr. Prince and Ms. Sofield ended with the Company on June 16, 2011.  In addition, each of Mr. Prince and Ms. Sofield resigned as members of the Company’s Board of Directors.

David R. LaVance, Chairman, President and Chief Executive Officer of Integrated, commented, “Tom and I look forward to continuing our work with Integrated’s Board of Directors and the other members of the Integrated team in growing the Company’s business and positioning the Company to take advantage of new opportunities.  As part of this process, we will work to increase the Company’s distribution channels for its EcaFlo® equipment and its EcaFlo® Anolyte solution which is an effective, non-toxic and lower cost alternative to bleach and other disinfecting solutions.”

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly traded company that operates through its wholly-owned operating subsidiary, IET, Inc.  The Company develops, markets and sells its EcaFlo® equipment which utilizes an electrolytic process known as electrochemical activation that uses water and a small amount of sodium chloride to reliably produce environmentally responsible EcaFlo® Anolyte (non-hazardous hypochlorous acid).  EcaFlo® Anolyte is an EPA-registered, hospital-level surface disinfectant, which can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  To learn more about Integrated Environmental Technologies, Ltd. and IET, Inc., please visit our websites at www.ietltd.net  (investor relations) and www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships. The Company intends that such forward-looking statements shall be subject to the safe harbors created thereby.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (843) 390-2500
Fax:  (843)-390-3900